HURON NATIONAL BANCORP, INC.







April 3, 2002



To our Shareholders:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders of Huron National Bancorp, Inc. This year's meeting will be held at 200 East Erie Street, Rogers City, Michigan on Wednesday, April 24, 2002 at 10:00 a.m. The business items to be acted on during the Annual Meeting are listed in the Notice of Annual Meeting and are described more fully in the Proxy Statement.

     Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope.

     Along with the other members of the Board of Directors, I look forward to the opportunity of greeting personally those shareholders who are able to attend the Annual Meeting.

Sincerely,



Michael L. Cahoon
President and Chief Executive Officer

                NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS OF
                          HURON NATIONAL BANCORP, INC.


--------------------------------------------------------------------------------

10:00 a.m., April 24, 2002
Huron National Bank Meeting Room
200 East Erie Street
Rogers City, MI  49779

--------------------------------------------------------------------------------



April 3, 2002

To our Shareholders:

     The 2002 Annual Meeting of Shareholders of Huron National Bancorp, Inc. will be held at Huron National Bank's Meeting Room, 200 East Erie Street, Rogers City, Michigan on Wednesday, April 24, 2002 at 10:00 a.m. Shareholders will act on the following matters:


        (1)      Election of three directors to serve for terms of three years;

        (2) Transaction of such other business as may properly come before the Annual Meeting, or any adjournments.


     Shareholders of record at the close of business on March 15, 2002 are entitled to receive notice of and to vote at the Annual Meeting.

     You are invited to attend the Annual Meeting in person. Regardless of whether you expect to attend the Annual Meeting in person, your Board of Directors urges you to vote, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,




Paulette D. Kierzek
Secretary

Huron National Bancorp, Inc.


                                 PROXY STATEMENT

     The Board of Directors of Huron National Bancorp, Inc., (the "Corporation") solicits your proxy for use at the Annual Meeting of Shareholders to be held on Wednesday, April 24, 2002 at 10:00 a.m., and at any adjournments. This Proxy Statement and a proxy card are scheduled to be mailed to shareholders beginning April 3, 2002.

     In the following pages, you will find information on your Board of Directors, both the candidates proposed for election and continuing Directors. The information in this Proxy Statement has been supplied to you to help you decide how to vote.

     As of March 15, 2002, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 62,500 outstanding shares of Common Stock of the Corporation. Each outstanding share is entitled to one vote on all matters, which may come before the Annual Meeting.

     You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope. Sending in a signed proxy will not affect your right to attend the Annual Meeting and vote. A shareholder who gives a proxy may revoke it at any time before it is exercised by notifying the Secretary of the Corporation in writing before the proxy is exercised, by delivering to the Secretary a proxy bearing a later date, or by attending the Annual Meeting and voting in person.


PROPOSAL 1 - ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide that the Board of Directors, which currently consists of nine members, be divided into three classes, as equal in number as possible, with the classes to hold office for staggered terms of three years each. The Board has nominated incumbent directors Leon Delekta, Lynwood Lamb and Louis Dehring for reelection as directors for three-year terms expiring at the 2005 annual meeting.

     The persons named as proxy holders in the accompanying proxy will vote for the above-named nominees, unless directed otherwise on the Proxy Card. If a nominee is not available for election as a director at the time of the annual meeting (a situation which is not now anticipated), the Board may designate a substitute nominee, in which case the accompanying proxy will be voted for the substituted nominee.

     A vote of the shareholders holding a plurality of the shares present in person or represented by proxy is required to elect directors. Accordingly, the three individuals who receive the greatest number of votes cast at the meeting will be elected as directors. For purposes of counting votes on the election of directors, abstentions, broker nonvoters, and shares otherwise withheld from voting will not be counted as shares voted and will not have a bearing on the outcome of the election.

     The Board of Directors recommends a vote FOR the election of all persons nominated by the Board.

     Information concerning the three nominees and the six continuing Board members is set forth on the following page.

    Nominees for Election as Directors for three-year Terms to Expire in 2005

--------------------------------------------------------------------------------

Leon Delekta, 75, Director since 1980

Mr. Delekta is a retired owner and operator of Delekta & Sons, a Potato Farm and Truck Transportation Company. Mr. Delekta also serves as Vice-Chairman of Huron National Bancorp, Inc. and the Bank.

Lynwood Lamb, 66, Director since 1981

Mr. Lamb is a retired President of a pharmaceutical company. He is currently serving in the capacity of an Investment Advisor.

Louis D. Dehring, 70, Director since 1980

Mr. Dehring is a retired Marine Engineer and currently owner and operator of Paull's Investments, a real estate firm.



                 Continuing Directors Whose Terms Expire in 2003

--------------------------------------------------------------------------------

Ervin Nowak, 70, Director since 1980

Mr. Nowak is currently President of Builders Mart, Inc., a window, glass and wood Retail Company and President of Nautical City Enterprises, Inc., a commercial real estate rental company.


Marvin C. Beatty, 67, Director since 1980

Mr. Beatty is a Real Estate Broker and Appraiser and owns and operates State Wide Realty of Onaway. Mr. Beatty also serves as Chairman of the Board of Directors of Huron National Bancorp, Inc. and the Bank.

Eugene McLean, 76, Director since 1980

Mr. McLean is a retired Great Lakes Shipping Captain.



                 Continuing Directors Whose Terms Expire in 2004

--------------------------------------------------------------------------------

Michael L. Cahoon, 68, Director since 1984

Mr. Cahoon has been President and Chief Executive Officer of the Company since the acquisition of Huron National Bank as a wholly owned subsidiary in May of 1990.

Donald A. Hampton, 60, Director since 1982

Mr. Hampton owns and operates Hampton's IGA, Inc. Supermarkets with locations in Harrisville and Ossineke.

John S. Tierney, 53, Director since 1997

Mr. Tierney owns Tierney & Williams, Inc. He is President of 211 Bar & Restaurant, and is a co-founder of Aurora Gas, a public utility. Mr. Tierney has served as Secretary and Treasurer of Aurora Gas since 1984.

--------------------------------------------------------------------------------

COMMITTEES OF THE BOARD OF DIRECTORS

The same individuals serve on the Board of Directors of the Corporation and the Bank. The Corporation's Board of Directors had seven meetings in 2001. Each Director attended at least 75% of all Board of Directors' and Committee Meetings of the Corporation for which they were eligible to attend.

The Board of Directors has established the following committees, the member of which are appointed annually by the Board of Directors: 1) an Independent Audit Committee; 2) an Executive Committee; and 3) Compensation Committee.

The Executive Committee meets on an "as needed" basis and exercises the power of the Board of Directors on such matters as loans and investment securities and approvals between regular Board Meetings. All actions of this Committee are reviewed and ratified by the full Board of Directors. This Committee consists of Messrs. Nowak, McLean, Beatty, Hampton and Delekta. There were four meetings held in 2001.

The Independence of Audit Committee (the "Independent Audit Committee") members consist of Messrs. Hampton, Tierney and Beatty. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers.

The Independent Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended December 31, 2001 (the "Consolidated Financial Statements"):

(i) the Independent Audit Committee has reviewed and discussed the audited, the Consolidated Financial Statements with the Company's management; (ii) the Independent Audit Committee has discussed with its independent auditors (Crowe, Chizek and Company LLP) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Consolidated Financial Statements; (iii) the Independent Audit Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Company and its related entities) and has discussed with the auditors the auditors' independence from the Company; and (iv) based on the review and discussions referred to above, the Independent Audit Committee recommended to the Board of Directors that the Consolidated Financial Statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

In issuing this report, we note that management is responsible for the Company's financial reporting process, including its systems of internal control, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We have relied, without independent verification, on management's representation that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company's financial statements. Our discussions with management and the independent auditors do not assure that the financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

    Donald A. Hampton        John S. Tierney          Marvin C. Beatty

This independent committee held 3 meetings in 2001. The Board of Directors has not adopted a written charter for the Audit Committee.

The Compensation Committee in 2001 was composed of the entire Board. This Committee meets annually to review compensation of staff and executive officers and all employee benefit programs. It met twice in 2001.

The Board of Directors held one Organizational Meeting in 2001, at which these committees were established. The regular Bank Board meetings were held on the third Monday of each month except in April of 2001 when the Annual Meeting, Organizational Meeting and monthly Meeting were held the last Wednesday of the month.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

At March 15, 2002, the Corporation had outstanding 62,500 shares of common stock, par value $10.00 per share. Shareholders are entitled to one vote for each full share of common stock registered in their names at the close of business on March 15, 2002, the record date fixed by the Board of Directors. The inspectors of the meeting, who are appointed by the Corporation, count votes cast at the meeting and submitted by proxy.

The information in the following table sets forth the beneficial ownership of the Corporation's common stock, as of March 15, 2002, owned by each director of the Corporation and by all directors and executive officers of the Corporation as a group.

                                                    Amount and Nature of        Percent of
         Name and Beneficial Owner                 Beneficial Ownership (1)       Class
         -------------------------                 ------------------------       -----
         Marvin C. Beatty                                 2,120(2)                3.39%
         Michael L. Cahoon                                1,525(3)                2.44%
         Louis D. Dehring                                 3,133(4)                5.01%
         Leon Delekta                                       408                   0.65%
         Donald A. Hampton                                1,050(5)                1.68%
         Lynwood Lamb                                     3,633(6)                5.81%
         Eugene McLean                                    4,000(7)                6.40%
         Ervin Nowak                                      1,572(8)                2.52%
         John S. Tierney                                    550                   0.88%
         All directors and executive officers of the
         Corporation as a group (eleven persons)         18,316                  29.31%

         (1) Unless otherwise indicated in the following footnotes, each director or officer has sole voting and investment power or shares voting and investment power with his spouse under joint ownership.
         (2) All of the shares are owned by Marvin and Marma Beatty Trust with Marvin Beatty as a Trustee.
         (3) Michael L. Cahoon Trust with Michael L. Cahoon as Trustee owns all of the shares except for 75 shares owned by Mr. Cahoon's spouse.
         (4) Louis D. Dehring Trust with Louis D. Dehring as Trustee owns all of the shares.
         (5) All of the shares are owned by Donald and Mary Lou Hampton Trust with Donald Hampton as a Trustee.
         (6) Of the shares owned by Lynwood Lamb, 1,650 shares are held by the Lamb Retirement Trust and 1,983 by the Lamb Trust, both of which Mr. Lamb is Trustee and the former of which Mr. Lamb disclaims beneficial ownership.
         (7) The McLean Trust with Eugene McLean as Trustee owns all of the shares.
         (8) Ervin Nowak Trust with Ervin Nowak as Trustee owns all of the shares except for 786 shares owned by Mr. Nowak's spouse.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 15, 2002, no person was known by Management of the Corporation to be the beneficial owner of more than 5 percent of the outstanding common stock of the Corporation except as follows:

--------------------------------------------------------------------------------

                                                              Amount and Nature of            Percent of
Title of Class      Name and Address of Beneficial Owner      Beneficial Ownership               Class
--------------      ------------------------------------      --------------------            ----------
Common Stock        Lynwood Lamb                                    3,633(1)                     5.81%
                    P.O. Box 777
                    Bay City, MI  49706
Common Stock        Eugene McLean                                   4,000(2)                     6.40%
                    255 S. Third Street
                    Rogers City, MI  49779
Common Stock        Louis Dehring                                   3,133(3)                     5.01%
                    3809 Monaghan Pt. Road
                    Alpena, MI  49707

--------------------------------------------------------------------------------

   (1) Mr. Lamb, a director of the Corporation, disclaims beneficial ownership of 1,650 shares, which are held by the Lamb Retirement Trust of which Mr. Lamb is the Trustee.
   (2)   The McLean Trust with Eugene McLean as Trustee own all of the shares.
   (3)   The Dehring Trust with Louis Dehring as Trustee own all of the shares.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation received by the Corporation's Chief Executive Officer for each of the last three years ended December 31, all of which were paid by the Bank.

                                                      Annual Compensation              All Other
              Name & Principal Position            Year     Salary     Bonus       Compensation (1)
              -------------------------            ----     ------     -----       ----------------
              Michael L. Cahoon                    2001     $65,718   $10,088          $10,258
              President and                        2000     $63,518   $12,288          $ 8,897
              Chief Executive Officer              1999     $61,668   $10,976          $ 8,579

              (1) Includes Board Fees, and Company contribution to the SEP Plan on behalf of the employee.

The aggregate compensation paid to the three executive officers as a group, was $204,758, for the year ended December 31, 2001. The other two executives are Dale L. Bauer and Paulette D. Kierzek. Mr. Bauer, 51, has served as Vice-President of Huron National Bank since 1980. Mrs. Kierzek, 52, is Chief Financial Officer of Huron National Bancorp, Inc., and for more than five years prior hereto, served as Secretary to the Board of Directors and Cashier of Huron National Bank.

Each director and officer is paid a monthly board fee of $500. No additional fees are paid for serving as a director or officer of the Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent beneficial owners are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 2001, through December 31, 2001, its officers, directors and greater than 10 percent beneficial owners complied with all applicable Section 16(a) filing requirements.

OTHER TRANSACTIONS

During 2001, the subsidiary Bank of the Corporation had outstanding and entered into credit relationships and other transactions with directors and executive officers of the Corporation and their associates in the ordinary course of business. The loans and extensions of credit included in such transactions: (1) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other; (2) did not involve more than the normal risk of collectibility or present other unfavorable features; and (3) were repaid as scheduled or, to the extent still outstanding, remain current in their respective repayment schedules.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Crowe, Chizek and Company LLP, independent public accountants for the year ended December 31, 2001, have examined the financial statements of the Corporation. Representatives of Crowe, Chizek and Company LLP are not expected to be present at the Annual Meeting to respond to questions, although such representatives have the opportunity to be present and make a statement if they desire to do so. The Board of Directors has reappointed Crowe, Chizek and Company LLP, as the independent public accountants of the Corporation for the year ending December 31, 2002.

PRINCIPAL ACCOUNTANT'S FEES

The following amounts were paid to the Corporation's independent public accounts, Crowe, Chizek and Company LLP for the year 2001.

        -  Audit Fees  - $27,000

        -  Financial Information Systems Design and Implementation Fees  - None

        -  All Other Fees - $12,800

The Bank's Independent Audit Committee believes the services provided by Crowe, Chizek and Company LLP in exchange for the fees set forth above under the caption "All Other Fees" are compatible with maintaining Crowe, Chizek and Company LLP's independence.

LITIGATION

The Corporation is not involved in any material legal proceedings. The Bank is involved in routine proceedings in the ordinary course of its business; however, no such proceedings are expected to result in any material adverse effect on the operations or earnings of the Bank.

SHAREHOLDER PROPOSALS

Any shareholder proposal to be considered by the Corporation for inclusion in the 2003 Annual Meeting of Shareholders proxy material must be received by the Corporation no later than December 13, 2002.

EXPENSES OF SOLICITATION

The costs of the solicitation of proxies, including the cost of reimbursing expenses for forwarding proxy statements and proxies to their principals and obtaining their proxies will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by a few regular employees of the Corporation without additional compensation.

OTHER BUSINESS

The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgement of the persons authorized therein, and discretionary authority to do so is included in the proxy. If the Corporation receives notice of a shareholder proposal after February 22, 2003, the persons named as proxies for the 2003 Annual Meeting of Shareholders will have discretionary voting authority to vote on that proposal at the meeting.

The Annual Report of the Corporation for 2001 is included with this Proxy Statement. Copies of the report will also be available for all shareholders attending the Annual Meeting.

Shareholders are urged to sign and return the enclosed proxy in the enclosed postage-paid envelope. A prompt response will be helpful and appreciated.


BY ORDER OF THE BOARD OF DIRECTORS,



Paulette D. Kierzek
Secretary

April 3, 2002

                           ANNUAL SHAREHOLDER REPORT





                                      2001



HURON NATIONAL BANCORP, INC.
ROGERS CITY, MICHIGAN

     Welcome to Huron National Bank. A Bank that offers you the highest-quality banking products with an extraordinary level of service. Founded in the tradition of a community bank, we're dedicated to friendly, personal service and to building relationships with our clients. From greeting you by name to providing you with innovative products and services, we're taking the extra steps necessary to give you the finest banking experience.

     Huron National Bank is independently owned and is managed by experienced professionals with strong ties to the area. We are committed to the needs of local businesses and individuals. All of our decisions are made locally, allowing us to focus on you - our neighbors, our friends, our community.


                              ____________________

HURON NATIONAL BANCORP, INC.




                               Table of Contents



                  Letter to Shareholders                               1



                  Selected Financial Data                              2



                  Directors, Officers and Personnel                    3



                  Corporate Information                                4

HURON NATIONAL BANCORP, INC.




April 3, 2002


DEAR SHAREHOLDER:

     Last year was a year of difference from the previous year. While no one can predict what challenges we may face at Huron National Bancorp, Inc., we try to be well prepared. The third quarter of last year changed dramatically the Bank's projected income.

     The decrease in loan demand and interest rates, along with being committed to continue paying a higher interest rate on deposits resulted in less than projected net income for the year.

     We have built a strong financial foundation for the Bank and are able to respond to issues that may arise. In addition, we are committed to expanding our client base and continue to provide our customers with exceptional service. We work hard to achieve consistency and to maintain loan quality. Our customers, employees and shareholders are the people that make it happen.

     We always appreciate the opportunity to meet with you, our shareholders, and answer your questions. It is our pledge to provide you with an investment that meets your expectations with regard to financial growth and economic return. On behalf of our staff, we express our thanks for your confidence.

     Thank you for your continuing support and look forward to seeing you at the Annual Shareholders' Meeting on April 24, 2002, at 10:00 a.m. If you are unable to attend, we welcome your comments or questions at any time. Please do not hesitate to contact us.

Sincerely,



Michael L. Cahoon
President & Chief Executive Officer

HURON NATIONAL BANCORP, INC.
SELECTED FINANCIAL DATA

                                                                              For the Year Ended December 31,
SUMMARY OF OPERATIONS                                    2001             2000             1999              1998             1997
                                                         ----             ----             ----              ----             ----
     Total interest income                         $ 3,026,760      $ 2,797,319       $ 2,595,526      $ 2,445,180      $ 2,308,579
     Total interest expense                          1,518,779        1,247,316         1,189,450        1,151,318        1,117,854
                                                ---------------  ---------------  ----------------  ---------------  ---------------
     Net interest income                             1,507,981        1,550,003         1,406,076        1,293,862        1,190,725
     Provision for loan losses                               0            4,000            12,000           21,000           36,000
                                                ---------------  ---------------  ----------------  ---------------  ---------------
     Net interest income after provision
       for loan losses                               1,507,981        1,546,003         1,394,076        1,272,862        1,154,725
     Noninterest income                                120,194          123,330           119,945          132,034          135,432
     Noninterest expense                             1,009,824          974,811           905,009          865,599          818,870
                                                ---------------  ---------------  ----------------  ---------------  ---------------

     Income before income tax                          618,351          694,522           609,012          539,297          471,287
     Provision for income tax                          189,508          224,449           189,493          159,097          133,356
                                                ---------------  ---------------  ----------------  ---------------  ---------------

          NET INCOME                                 $ 428,843        $ 470,073         $ 419,519        $ 380,200        $ 337,931
                                                ===============  ===============  ================  ===============  ===============

AVERAGE SHARES OUTSTANDING                              62,500           62,500            62,500           62,500           62,500

PER SHARE DATA

     Basic and diluted earnings                         $ 6.86           $ 7.52            $ 6.71           $ 6.08           $ 5.41
     Cash dividends                                       2.25             2.25              2.00             1.80             1.60
     Book value, end of year                             62.29            56.95             51.00            47.25            42.85

TOTAL AVERAGE EQUITY (000's)                           $ 3,835          $ 3,417           $ 3,148          $ 2,864          $ 2,493

TOTAL AVERAGE ASSETS (000's)                          $ 42,087         $ 36,922          $ 35,418         $ 33,061         $ 31,238

RATIOS

     Return on average total assets                      1.02%            1.27%             1.18%            1.15%            1.08%
     Average shareholders' equity to average
       total assets*                                     9.11%            9.25%             8.89%            8.66%            7.98%
     Return on average shareholders' equity*            11.18%           13.76%            13.32%           13.28%           13.56%
     Dividend payout ratio (dividends divided
       by net income)                                   32.79%           29.92%            29.80%           29.59%           29.59%

PERIOD END TOTALS (000's)

     Total assets                                     $ 44,229         $ 39,225          $ 36,879         $ 34,729         $ 31,615
     Total loans                                        29,213           28,979            26,704           23,558           19,854
     Total deposits                                     40,105           35,375            33,447           31,455           28,712
     Shareholders' equity                                3,893            3,559             3,188            2,953            2,678

* Average shareholders' equity includes net average unrealized gain/loss on securities available for sale.

DIRECTORS AND OFFICERS

Marvin Beatty                          Michael L. Cahoon
Chairman of:                           President and Chief Executive Officer
  Huron National Bancorp, Inc.         and Director of:
  Huron National Bank                   Huron National Bancorp, Inc.
Owner State Wide Realty                 Huron National Bank

Leon Delekta                          Dale L. Bauer
Vice-Chairman of:                     Vice-President of:
  Huron National Bancorp, Inc.          Huron National Bank
  Huron National Bank
Retired Potato Farmer                 Paulette D. Kierzek
Truck Transportation                  Cashier of Huron National Bank
                                      Chief Financial Officer of:
Eugene McLean                           Huron National Bancorp, Inc.
Director of:                          Secretary to the Board of
  Huron National Bancorp, Inc.          Huron National Bancorp, Inc.
  Huron National Bank                   Huron National Bank
Retired Shipping Captain

Lynwood Lamb                          PERSONNEL
Director of:
  Huron National Bancorp, Inc.        Shirley Bisson, Teller
  Huron National Bank                 Holly Bruning, Teller
Investment Advisor                    Lisa Ciarkowski, Bookkeeper
                                      Diane Delekta, Teller
Louis Dehring                         Ann Hall, Bookkeeper
Director of:                          Vicki Kieliszewski, Bookkeeping Supervisor
  Huron National Bancorp, Inc.        Julie Konieczny, Receptionist & Loan Clerk
  Huron National Bank                 Judy Meyer, Proof Operator
Owner Paull Investments               Ruth Myers, Head Teller
                                      Heather Sobeck, Bookkeeper
Ervin Nowak                           Connie Standen, Teller
Director of:                          Jennifer Tomas, Teller
  Huron National Bancorp, Inc.        Corinna Willis, Teller
  Huron National Bank                 Mary Sue Wozniak, Loan Supervisor
President of Builders Mart, Inc.

Donald Hampton                        HOURS
Director of:
  Huron National Bancorp, Inc.        Bank Lobby:
  Huron National Bank                        9:00 a.m.-3:00 p.m.
President of Hampton IGA, Inc.               Monday-Thursday
                                             9:00 a.m.-5:00 p.m.-Friday
John Tierney
Director of:                          Drive-up Window:
  Huron National Bancorp, Inc.               9:00 a.m.-5:00 p.m.
  Huron National Bank                        Monday-Friday
Owner of Tierney & Williams, Inc.            9:00 a.m.-12 noon-Saturday
President of 211 Bar & Restaurant
Secretary/Treasurer of Aurora Gas Company    ATM:  Available 24 Hours

                        _______________________________

CORPORATE


        Huron National Bancorp Inc., a bank holding company, provides a broad range of banking services to businesses and individuals in the Presque Isle County area. Its sole subsidiary, Huron National Bank, was founded on May 12, 1980.

        Headquarters
        200 E. Erie Street
        Rogers City, Michigan 49779
        (989) 734-4734
        email: hnb@george.lhi.net

        Annual Meeting
        Wednesday, April 24, 2002, 10:00 a.m.
        Huron National Bank Meeting Room
        Rogers City, Michigan 49779

        Stock Transfer Agent and Registrar
        Huron National Bancorp, Inc.
        Attn: Proxy Department
        200 E. Erie Street
        Rogers City, Michigan 49779

        Form 10-KSB and Other Financial Reports
        Copies of this annual report, the Corporation_ s
        Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission may be obtained from:

        Paulette D. Kierzek
        Chief Financial Officer & Secretary
        Huron National Bank
        200 E. Erie Street
        Rogers City, Michigan 49779

        Independent Accountants
        Crowe, Chizek and Company LLP
        330 East Jefferson Boulevard P.O. Box 7
        South Bend, Indiana 46624

                          HURON NATIONAL BANCORP, INC.
                              Phone: 989 734-4734
                               Fax: 989 734-4737
                           Email: hnb@george.lhi.net
                               200 E. Erie Street
                          Rogers City, Michigan 49779

                           ANNUAL SHAREHOLDER REPORT



                                      2001



HURON NATIONAL BANCORP, INC.
ROGERS CITY, MICHIGAN

                          HURON NATIONAL BANCORP, INC.


                        CONSOLIDATED FINANCIAL STATEMENTS
                                       and
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION


                                December 31, 2001

                          HURON NATIONAL BANCORP, INC.

                                    CONTENTS




     SELECTED FINANCIAL DATA                                                   1


     TWO YEAR SUMMARY OF COMMON STOCK DATA BY QUARTER                          2


     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
       CONDITION AND RESULTS OF OPERATIONS                                     3


     REPORT OF INDEPENDENT AUDITORS                                            9


     CONSOLIDATED FINANCIAL STATEMENTS:

        Consolidated Balance Sheets                                           10

        Consolidated Statements of Income                                     11

        Consolidated Statements of Changes in Shareholders' Equity            12

        Consolidated Statements of Cash Flows                                 13

        Notes to the Consolidated Financial Statements                        14

HURON NATIONAL BANCORP, INC.
SELECTED FINANCIAL DATA

                                                                              For the Year Ended December 31,
SUMMARY OF OPERATIONS                                    2001             2000             1999              1998             1997
                                                         ----             ----             ----              ----             ----
     Total interest income                         $ 3,026,760      $ 2,797,319       $ 2,595,526      $ 2,445,180      $ 2,308,579
     Total interest expense                          1,518,779        1,247,316         1,189,450        1,151,318        1,117,854
                                                ---------------  ---------------  ----------------  ---------------  ---------------
     Net interest income                             1,507,981        1,550,003         1,406,076        1,293,862        1,190,725
     Provision for loan losses                               0            4,000            12,000           21,000           36,000
                                                ---------------  ---------------  ----------------  ---------------  ---------------
     Net interest income after provision
       for loan losses                               1,507,981        1,546,003         1,394,076        1,272,862        1,154,725
     Noninterest income                                120,194          123,330           119,945          132,034          135,432
     Noninterest expense                             1,009,824          974,811           905,009          865,599          818,870
                                                ---------------  ---------------  ----------------  ---------------  ---------------

     Income before income tax                          618,351          694,522           609,012          539,297          471,287
     Provision for income tax                          189,508          224,449           189,493          159,097          133,356
                                                ---------------  ---------------  ----------------  ---------------  ---------------

          NET INCOME                                 $ 428,843        $ 470,073         $ 419,519        $ 380,200        $ 337,931
                                                ===============  ===============  ================  ===============  ===============

AVERAGE SHARES OUTSTANDING                              62,500           62,500            62,500           62,500           62,500

PER SHARE DATA

     Basic and diluted earnings                         $ 6.86           $ 7.52            $ 6.71           $ 6.08           $ 5.41
     Cash dividends                                       2.25             2.25              2.00             1.80             1.60
     Book value, end of year                             62.29            56.95             51.00            47.25            42.85

TOTAL AVERAGE EQUITY (000's)                           $ 3,835          $ 3,417           $ 3,148          $ 2,864          $ 2,493

TOTAL AVERAGE ASSETS (000's)                          $ 42,087         $ 36,922          $ 35,418         $ 33,061         $ 31,238

RATIOS

     Return on average total assets                      1.02%            1.27%             1.18%            1.15%            1.08%
     Average shareholders' equity to average
       total assets*                                     9.11%            9.25%             8.89%            8.66%            7.98%
     Return on average shareholders' equity*            11.18%           13.76%            13.32%           13.28%           13.56%
     Dividend payout ratio (dividends divided
       by net income)                                   32.79%           29.92%            29.80%           29.59%           29.59%

PERIOD END TOTALS (000's)

     Total assets                                     $ 44,229         $ 39,225          $ 36,879         $ 34,729         $ 31,615
     Total loans                                        29,213           28,979            26,704           23,558           19,854
     Total deposits                                     40,105           35,375            33,447           31,455           28,712
     Shareholders' equity                                3,893            3,559             3,188            2,953            2,678

* Average shareholders' equity includes net average unrealized gain/loss on securities available for sale.

TWO YEAR SUMMARY OF COMMON STOCK DATA BY QUARTER

There is no established trading market in the Company's common stock. Such sales generally occur in Presque Isle County, Michigan. The following table summarizes sales the Company has knowledge of occurring during the last two years. Where known, the average sales price is given. Because the shares are sold infrequently and not on any exchange, the numbers shown cannot necessarily be considered to be an accurate reflection of true market value.


                                          2001                                          2000
                                          ----                                          ----
                              Number of            Average Price            Number of           Average Price
                               Shares                Per Share               Shares              Per Share
                               ------                ---------               ------              ---------
         First Quarter           25                $50.00                      5                 $40.00
                                420                Price Unknown               5                 $42.00
                                                                              20                 $45.00

         Second Quarter         500                $50.00                    250                 $40.00
                               1750                $52.00                     25                 Price Unknown
                                25                 Price Unknown

         Third Quarter          150                $52.00                    257                 $50.00
                                800                Price Unknown

         Fourth Quarter          0                 $0.00                      10                 $50.00



As of December 31, 2001, the Company's shareholder list reflected approximately 631 shareholders of record and there were 62,500 shares of common stock issued and outstanding.

Dividends declared per share were $2.25 during 2001 and 2000.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


This section presents information relevant to understanding and assessing the consolidated financial condition and results of operations of Huron National Bancorp, Inc. and its wholly-owned subsidiary, Huron National Bank. This discussion should be read in conjunction with the consolidated financial statements and related footnotes contained elsewhere in this report.


SUMMARY

Net income of $428,843 was reported in 2001 compared to net income of $470,073 in 2000 and $419,519 in 1999. Basic earnings per share were $6.86 in 2001 compared to $7.52 in 2000 and $6.71 in 1999. For 2001, return on average assets and average equity equaled 1.02% and 11.18%. This compares to 1.27% and 13.76% in 2000 and 1.18% and 13.32% in 1999.

As of year end, total assets were $44,228,745, an increase of $5,003,894 or 12.76% over December 31, 2000. Total loans increased $233,577 at December 31, 2001 when compared to December 31, 2000, while securities increased $4,653,388 for the same period. In total, the Bank's deposits increased from $35,375,180 in 2000 to $40,104,623 in 2001, with time deposit growth of $5,186,794. Customers committed funds for periods of time primarily due to the higher than market interest rates offered.

Shareholders' equity as a percent of assets decreased to 8.80% at December 31, 2001 compared to 9.07% for December 31, 2000. This is the result of increased deposit growth.


RESULTS OF OPERATIONS

Analysis of Net Interest Income

The difference between interest generated by the Company's earning assets and interest paid on liabilities is referred to as net interest income, the most significant component of the Company's earnings. In 2001, net interest income, on a fully tax equivalent basis decreased by $30,000 compared to 2000. A lower yield on interest earning assets was the primary reason for a decrease in net interest income. Also, the increased volume in interest bearing liabilities partially offset the positive impact on net interest income due to increased interest earning assets.

The following table summarizes the increases in net interest income.

              Net Interest Income
                 (Dollars in thousands; fully taxable equivalent basis)    2001               2000              1999
              ---------------------------------------------------------    ----               ----              ----
                   Interest income                                          $ 3,054            $ 2,812           $ 2,621
                   Interest expense                                           1,519              1,247             1,189
                                                                        ------------      -------------      ------------

                   Net interest income                                      $ 1,535            $ 1,565           $ 1,432
                                                                        ============      =============      ============

                   Increase/(decrease) in net interest income                 $ (30)             $ 133              $ 96
                   Percent increase/(decrease) of net interest income         (1.92)%            9.50%             7.19%

The two variables that have the most significant effect on the change in the net interest income are volume and rate. Below is a chart which illustrates the impact of changes in these two important variables for 2001 and 2000.


 Change in Net                                                2001 Over 2000                           2000 Over 1999
 Interest Income (1)                                          Change Due to:                           Change Due to:
    (In thousands; fully taxable equivalent basis)    Volume      Rate         Total        Volume         Rate         Total
    ----------------------------------------------    ------      ----         -----        ------         ----         -----
 Interest income
      Loans                                              $  126         $ 24         $ 150        $ 288         $ (33)       $ 255
      Taxable securities                                     20          (28)           (8)         (55)            4          (51)
      Tax-exempt securities                                  34           (5)           29          (30)            5          (25)
      Federal funds sold and other                          100          (29)           71            1            11           12
                                                  ------------- ------------ ------------- ------------ ------------- ------------
           Total interest income                            280          (38)          242          205           (13)         192
                                                  ------------- ------------ ------------- ------------ ------------- ------------
 Interest expense
      Interest bearing DDA                                   (6)         (20)          (26)          (4)           (6)         (10)
      Savings                                               (10)         (21)          (31)           5            (8)          (3)
      Time deposits                                         315           14           329           46            25           72
                                                  ------------- ------------ ------------- ------------ ------------- ------------
           Total interest expense                           299          (27)          272           48            11           59
                                                  ------------- ------------ ------------- ------------ ------------- ------------

 Net interest income                                      $ (19)       $ (11)        $ (30)       $ 157         $ (24)         133
                                                  ============= ============ ============= ============ ============= ============

 (1) For purposes of these tables, changes in interest due to volume and rate were determined as follows:

     Volume variance-change in volume multiplied by the previous year's rate.

     Rate variance-change in rate multiplied by the previous year's volume.

     Rate/volume variance-change in volume multiplied by the change in rate. This variance was allocated to volume variance and rate variance in proportion to the relationship of the absolute dollar amount of the change in each.


Analysis of the Company's net yield on earning assets is also used to evaluate changes in net interest income. The net yield on earning assets employs an effective cost of funds by recognizing interest-free liabilities and shareholders' equity which fund earning assets, and is computed by dividing net interest income by earning assets.

The  following  table  summarizes  the  Company's  average  balances,   interest
income/expense, interest rates, net yield on earning assets, and interest rate spread.

     Net Interest Spread and Net
        Yield on Interest Earning Assets             2001                       2000              1999
        (Dollars in Thousands)           Average                     Average                     Average
     Assets                              Balance   Interest  Rate    Balance   Interest  Rate    Balance  Interest   Rate
                                        ---------- -------- ------- ---------- -------- ------- --------- --------- -------
          Loans                          $ 29,213   $ 2,605   8.92%  $ 27,795   $ 2,455  8.83%   $ 24,538  $ 2,200   8.97%
          Taxable securities                4,347       236   5.41%     3,995       241  6.04%      4,903      292   5.96%
          Tax-exempt securities (fully
             taxable equivalent basis)      1,196        81   6.79%       696        52  7.50%      1,099       77   7.03%
          Federalgfundsnsold andeother      3,591       132   3.69%     1,117        64  5.73%      1,090       52   4.77%
                                        ---------- ---------        ---------- ---------        ---------- --------
             Total interest earning        38,347     3,054   7.96%    33,603     2,812  8.36%     31,630    2,621   8.29%
                                        ---------- ---------        ---------- ---------        ---------- --------

          Cash and due from banks           2,883                       2,717                       2,996
          Other assets, net                   857                         602                         792
                                        ----------                  ----------                  ----------
               Total Assets              $ 42,087                    $ 36,922                    $ 35,418
                                        ==========                  ==========                  ==========

     Liabilities
          Interest bearing DDA's          $ 3,763        57   1.50%   $ 4,059        83  2.04%    $ 4,227       93   2.20%
          Savings                           6,946       127   1.83%     7,453       158  2.13%      7,220      162   2.24%
          Time deposits                    22,656     1,335   5.89%    17,293     1,006  5.82%     16,491      934   5.66%
                                        ---------- ---------        ---------- ---------        ---------- --------
             Total interest bearing        33,365     1,519   4.55%    28,805     1,247  4.33%     27,938    1,189   4.26%
                                        ---------- ---------        ---------- ---------        ---------- --------

          DDA's                             4,582                       4,411                       4,053
          Other liabilities                   305                         289                         279
          Shareholders' equity              3,835                       3,417                       3,148
                                        ----------                  ----------                  ----------
             Total liabilities and equity $42,087                    $ 36,922                    $ 35,418
                                        ==========                  ==========                  ==========

               Net interest income (fully
                  taxable equivalent basis)         $ 1,535                     $ 1,565                    $ 1,432
                                                   =========                  ==========                  =========

               Net interest spread                            3.41%                      4.04%                       4.03%
                                                            ========                    =======                     =======

               Net yield on interest earning assets           4.00%                      4.66%                       4.53%
                                                            ========                    =======                     =======

               Interest earning assets/
                  interest bearing liabilities               1.15x                      1.17x                       1.13x


Non-Interest Income

The Company recorded noninterest income of $120,194, a decrease of $3,136 or 2.54% from $123,330 in 2000. This decrease was attributable to lower ATM fees.

Non-Interest Expense

During 2001, noninterest expense increased by $35,013 or 3.59% from $974,811 in 2000 to $1,009,824 in 2001. The increases included $3,572 in other operating expenses, $11,761 in legal and accounting fees, $9,715 in premises and equipment and $9,965 in salaries and benefits.

Provision for Income Taxes

The provision for income taxes was $189,508 in 2001 compared to $224,449 in 2000, a decrease of $34,941 or 15.56%. This decrease is attributed to lower taxable income along with a reduction in the effective tax rate due to additional income from tax exempt securities. The effective tax rate is derived by dividing applicable income tax expense by income before taxes and was 31% in 2001 and 32% in 2000.

FINANCIAL CONDITION

Liquidity and Interest Rate Sensitivity

The  Bank's  principal   asset/liability   management   objectives  include  the
maintenance of adequate liquidity and appropriate interest rate sensitivity while maximizing net interest income.

Liquidity is generally defined as the ability to meet cash flow requirements. For a bank, meeting cash flow requirements means having funds available to satisfy customer credit needs as well as having funds available to meet depositor withdrawal requests. For the parent company, liquidity means having funds available to pay cash dividends and other operating expenses.

The Bank's primary sources of short-term liquidity are its securities available for sale and ability to raise money through federal funds purchased. Its longer term sources of liquidity are maturities of securities, loan repayments, normal deposit growth and negotiable certificates of deposit. The primary source of funds for the parent company is the upstream of dividends from the Bank.

Management believes the Bank has adequate sources of liquidity to meet its anticipated requirements.

As previously noted, interest income and interest expense are also dependent on changing interest rates. The relative impact of changing interest rates on net interest income depends on the rate sensitivity to such changes. Rate sensitivity generally depends on maturity structures, call provisions, repayment penalties etc. of the respective financial instruments. The Bank's exposure or sensitivity to changing interest rates is measured by the ratio of rate-sensitive assets to rate- sensitive liabilities. Management believes that the Bank's rate sensitive position is adequate in a normal interest rate movement environment.

GAP Analysis

The following table as of December 31, 2001 reflects how management has matched assets to liabilities that mature or have the ability to reprice in the following time frame (in thousands).

Assets                       0-90 Days        91-365 Days       1 - 3 Years       3 - 5 Years      5 Years +          Total
------                       ---------        -----------       -----------       -----------      ---------          -----
Federal funds                      $ 3,300               $ -               $ -              $ -             $ -            $3,300
Investments                            225               280             5,511              757           1,599             8,372
Loans                                2,005             2,804             5,578            5,314          13,512            29,213
                          ----------------- ----------------- ----------------- ---------------- --------------- -----------------
   Total                             5,530             3,084            11,089            6,071          15,111            40,885
                          ----------------- ----------------- ----------------- ---------------- --------------- -----------------

Liabilities
-----------
Interest-bearing
   transaction accounts              4,327                                                                                  4,327
Savings                              6,796                                                                                  6,796
Certificates of deposit              9,402             7,304             3,139            4,553                            24,398
                          ----------------- ----------------- ----------------- ---------------- --------------- -----------------
   Total                            20,525             7,304             3,139            4,553                            35,521

Asset/(Liabilities) GAP            (14,995)           (4,220)            7,950            1,518          15,111             5,364
                          ================= ================= ================= ================ =============== =================

Cumulative GAP                   $ (14,995)        $ (19,215)        $ (11,265)        $ (9,747)        $ 5,364
                          ================= ================= ================= ================ ===============

Interest-bearing transaction and savings accounts are classified as repricing in 0-90 days as these instruments provide management with the discretion to adjust their rates. Further, because this category has no maturity schedule or early withdrawal penalty, depositors are free to move their funds based on rate alone. Therefore, management recognizes that these categories, although generally lower costing funds, are rate sensitive to the extent of interest rate movements.

The Bank's cumulative one year GAP position increased from ($14,747,000) at December 31, 2000 to ($19,215,000) at December 31, 2001 as a result of an increase of assets in the federal funds area. Management believes that the GAP overstates true interest sensitivity. Interest exposure is not as significant as expressed in the above schedule as rates on interest-bearing transaction and savings accounts may not reprice on an "instant basis". Management believes liabilities do not need to be repriced as soon as rates begin to move which gives them a "lag time" in the market and for the assets to reprice. It is also their belief that they are in a sufficient position to minimize any adverse effect to the Bank's financial position due to interest rate changes.

Capital

Management attempts to maintain sufficient capital to take advantage of market opportunities, yet provide a fair return to its shareholders.

The National Bank Act places limitations on the ability of the Bank to declare and pay dividends. As a general matter, the Bank may not pay dividends greater than the total of the Bank's net profits for that year combined with its retained net profits of the two preceding years. Further, the Comptroller of the Currency may prohibit the payment of cash dividends where it deems the payment to be an unsafe and unsound banking practice. Under the most restrictive of the dividend restrictions, in 2002 the Bank could pay additional dividends of approximately $626,000 plus 2002 net income to the Holding Company.

Management believes that a strong capital position is paramount to its continued profitability and continued depositor and investor confidence. It also provides Huron National Bank flexibility to take advantage of growth opportunities and to accommodate larger Bank loan customers. Regulators have established "risk-based" capital guidelines for banks and bank holding companies. Because of the Company's and Bank's size, regulatory capital requirements apply only to the Bank.

Under the guidelines, minimum capital levels are established for risk based and total assets. For the risk based computation, the ratio is based on the perceived risk in asset categories and certain off-balance-sheet items, such as standby letters of credit. The guidelines define Tier 1 capital and Tier 2 capital. Tier 1 capital includes common shareholders' equity, while Tier 2 Capital adds the allowance for loan losses. Tier 1 Capital cannot exceed Tier 2 Capital. Banks are required to have ratios of Tier 1 Capital to risk weighted assets of 4% and total capital (Tier 1 plus Tier 2) of 8%. At December 31, 2001, Huron National Bank had capital ratios well above the minimum regulatory guidelines as noted within footnote 14 of the Consolidated Financial Statements.

Loans and Loan Review Process

Maintaining  high asset  quality  is a key  determinant  of the Bank's  success.
Therefore,   Management   continually  monitors  impaired,   non-performing  and
delinquent loans and reports them monthly to the Board of Directors.

Non-accrual and loans past due 90 days or more approximated $184,000 or 0.63% of total loans at December 31, 2001 compared to approximately $60,000 or 0.21% a year earlier.

The provision for loan losses was $0 in 2001, $4,000 in 2000, and $12,000 in 1999. For the same years, charge-offs, net of recoveries, were $19,445, $21,333, and $9,296.

The allowance for loan losses is at $145,173 or 0.50% of total loans at December 31, 2001 compared to %164,618 or 0.57% of total loans at year-end 2000. The allowance is consistent with Management's recognition of problem loans along with Management's strategy to emphasize the quality of the loan portfolio. The allowance is considered adequate by Management. (See also Note 1 to the Consolidated Financial Statements)

Effects of Inflation

Inflation can have a significant effect on the reported financial operating results of all industries. This is especially true in industries with a high proportion of fixed assets and inventory. Inflation has an impact on the growth of total assets in the banking industry and the need to maintain a proper level of equity capital.

Interest rates are significantly affected by inflation, but it is difficult to assess the impact since neither the timing nor the magnitude of the changes in the consumer price index coincide with changes in interest rates. There is, of course, an impact on longer-term earning assets; however, this effect continues to diminish as investment maturities are shortened and interest-earning assets and interest-bearing liabilities shift from fixed-rate long-term to rate-sensitive short-term.

BUSINESS

Huron National Bancorp, Inc., along with its wholly-owned subsidiary, Huron National Bank, provides its customers with a full line of commercial banking services with its only office located in Rogers City, Michigan. The Bank's customer base consists of individuals, agricultural concerns, resort and related businesses and small to medium-sized manufacturing companies. The Bank's service area consists primarily of Presque Isle County in the northeastern portion of Michigan's lower peninsula.

Huron National Bank is the largest of two banks located in Rogers City. The other bank was purchased by a bank holding company and converted into a branch office. The Bank also competes for loans and deposits with a savings and loan institution, and two credit unions. In addition, a total of three other banks operate branches in Presque Isle County, and money market funds also compete for deposits in the Bank's service area.

The Bank regularly makes commitments for secured term loans and commitments for lines of credit. These lines of credit are reviewed on an annual basis by the Bank's Board of Directors. However, these commitments are firm only to the extent that the respective borrower maintains a satisfactory credit history and does not represent any unusual credit risk. The Bank had $2,420,015 and $2,931,030 as of December 31, 2001 and 2000 in outstanding lines of credit and commitments to make loans of which $844,999 and $1,143,119 were still available to the respective borrower. Furthermore, the Bank had issued letters of credit totaling $167,000 as of December 31, 2000 and 2001.

A portion of the Bank's deposits are obtained from and loans made to agricultural concerns and resort and related businesses. There are no other material concentrations of credit to, nor have other material portions of the deposits been received from, a single person, persons, industry or group.

The economy of the market area served by the Bank is significantly influenced by the seasonal effects of the tourist and agricultural industries. The business of the Bank has been only mildly affected by the seasonal aspects of these components of the local economy.

As of December 31, 2001, the Bank did not have any foreign sources or applications of funds.

Compliance with federal, state, and local statutes and/or ordinances relating to the protection of the environment is not expected to have any material effect upon the Bank's capital expenditures, earnings, or competitive position.

The Bank employed 15 full-time employees and 4 part-time employees at December 31, 2001.

The Bank does not offer commercial, consumer, international, trust, or municipal trading services.

HURON NATIONAL BANCORP, INC.

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2001 and 2000

ASSETS                                                                              2001                         2000
                                                                                    ----                         ----
    Cash and due from banks                                                      $2,611,035                   $2,846,122
    Federal funds sold                                                            3,300,000                    3,000,000
                                                                                -----------                  -----------
           Total cash and cash equivalents                                        5,911,035                    5,846,122
    Securities available for sale                                                 8,010,363                    3,207,027
    Securities held to maturity
        (Fair value of $372,643 in 2001
          and $522,800 in 2000)                                                     362,008                      511,956

    Loans                                                                        29,212,819                   28,979,242
        Allowance for loan losses                                                  (145,173)                    (164,618)
                                                                                -----------                  -----------
           Net loans                                                             29,067,646                   28,814,624

    Bank premises and equipment - net                                               423,972                      409,862
    Accrued interest receivable                                                     371,803                      296,069
    Other assets                                                                     81,918                      139,191
                                                                                -----------                  -----------
              Total assets                                                     $ 44,228,745                 $ 39,224,851
                                                                               ============                 ============


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
    Deposits
        Non interest-bearing transaction accounts                                $4,584,167                   $4,702,260
        Interest-bearing transaction accounts                                     4,326,926                    4,124,264
        Savings                                                                   6,795,571                    7,337,491
        Time                                                                     24,397,959                   19,211,165
                                                                                -----------                  -----------
              Total deposits                                                     40,104,623                   35,375,180
    Accrued interest payable                                                         82,920                       75,952
    Other liabilities                                                               147,832                      214,414
                                                                                -----------                  -----------
              Total liabilities                                                  40,335,375                   35,665,546

Shareholders' Equity
    Common stock, $10 par value:  100,000 shares
      authorized and 62,500 outstanding                                             625,000                      625,000
    Additional paid in capital                                                      625,000                      625,000
    Retained earnings                                                             2,603,482                    2,315,264
    Accumulated other comprehensive income (loss), net
      of tax of $20,548 in 2001 and $(3,070) in 2000                                 39,888                       (5,959)
                                                                                -----------                  -----------
              Total shareholders' equity                                          3,893,370                    3,559,305
                                                                                -----------                  -----------
                 Total liabilities and shareholders' equity                    $ 44,228,745                 $ 39,224,851
                                                                               ============                 ============

                             See accompanying notes

HURON NATIONAL BANCORP, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
              For the years ended December 31, 2001, 2000 and 1999

                                                                       2001                     2000                  1999
                                                                       ----                     ----                  ----
Interest Income
    Loans, including fees                                          $ 2,605,209              $ 2,455,383           $ 2,200,281
    Federal funds sold                                                 132,419                   63,969                49,530
    Securities:
      Taxable                                                          233,314                  241,284               292,201
      Tax exempt                                                        53,568                   34,433                51,264
      Other                                                              2,250                    2,250                 2,250
                                                                   -----------              -----------           -----------
        Total interest income                                        3,026,760                2,797,319             2,595,526

Interest Expense
    Deposits                                                         1,518,779                1,247,316             1,189,450
                                                                   -----------              -----------           -----------
Net Interest Income                                                  1,507,981                1,550,003             1,406,076

Provision for Loan Losses                                                    0                    4,000                12,000
                                                                   -----------              -----------           -----------
Net Interest Income After
   Provision for Loan Losses                                         1,507,981                1,546,003             1,394,076

Non-Interest Income
    Service charges                                                     77,017                   74,510                78,789
    Other                                                               43,177                   48,820                41,156
                                                                   -----------              -----------           -----------
        Total non-interest income                                      120,194                  123,330               119,945

Non-Interest Expense
    Salaries and benefits                                              532,740                  522,775               468,777
    Premises and equipment                                             155,763                  146,048               137,094
    Legal and accounting fees                                           71,175                   59,414                59,049
    Other operating expense                                            250,146                  246,574               240,089
                                                                   -----------              -----------           -----------
        Total non-interest expense                                   1,009,824                  974,811               905,009
                                                                   -----------              -----------           -----------
Income Before Income Tax                                               618,351                  694,522               609,012

Provision for Income Tax                                               189,508                  224,449               189,493
                                                                   -----------              -----------           -----------
Net Income                                                           $ 428,843                $ 470,073             $ 419,519
                                                                   ===========              ===========           ===========
Basic and Diluted Earnings Per Share                                    $ 6.86                   $ 7.52                $ 6.71
                                                                   ===========              ===========           ===========

                             See accompanying notes

HURON NATIONAL BANCORP, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              For the years ended December 31, 2001, 2000 and 1999


                                                                                                  Accumulated Other
                                                                                                   Comprehensive
                                                                   Additional                       Income (Loss),      Total
                                                       Common       Paid In         Retained            Net         Shareholders'
                                                       Stock        Capital         Earnings          Of Tax            Equity
                                                       -----        -------         --------          ------            ------
BALANCE AT JANUARY 1, 1999                           $ 625,000     $ 625,000      $ 1,691,297         $11,900       $ 2,953,197
    Comprehensive income:
    Net income for the year                                                           419,519                           419,519
    Net change in unrealized loss on securities
      available for sale, net of tax of $32,892                                                       (63,850)
    Net cumulative effect of adopting
      SFAS No. 133, net of tax of ($2,024)                                                              3,928
                                                                                                --------------
      Total other comprehensive loss                                                                                    (59,922)
                                                                                                                 ---------------
        Total comprehensive income                                                                                      359,597
    Cash dividends ($2.00 per share)                                                 (125,000)                         (125,000)
                                                  ------------- -------------  ---------------  --------------   ---------------

BALANCE AT DECEMBER 31, 1999                           625,000       625,000        1,985,816         (48,022)        3,187,794
    Comprehensive income:
    Net income for the year                                                           470,073                           470,073
    Net change in unrealized gain on
      securities available for sale, net of
      tax of ($21,669)                                                                                 42,063            42,063
                                                                                                                 ---------------
            Total comprehensive income                                                                                  512,136
    Cash dividends ($2.25 per share)                                                 (140,625)                         (140,625)
                                                  ------------- -------------  ---------------  --------------   ---------------

BALANCE AT DECEMBER 31, 2000                           625,000       625,000        2,315,264          (5,959)        3,559,305
    Comprehensive income:
    Net income for the year                                                           428,843                           428,843
    Net change in unrealized gain on
       securities available for sale, net of tax
        of ($23,618)                                                                                   45,847            45,847
                                                                                                                 ---------------
          Total comprehensive income                                                                                    474,690
    Cash dividends ($2.25 per share)                                                 (140,625)                         (140,625)
                                                  ------------- -------------  ---------------  --------------   ---------------

BALANCE AT DECEMBER 31, 2001                         $ 625,000     $ 625,000      $ 2,603,482         $39,888       $ 3,893,370
                                                  ============= =============  ===============  ==============   ===============

                             See accompanying notes

HURON NATIONAL BANCORP, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the years ended December 31, 2001, 2000 and 1999

CASH FLOWS FROM OPERATING ACTIVITIES                                                 2001               2000               1999
                                                                                     ----               ----               ----
    Net income                                                                     $ 428,843          $ 470,073          $ 419,519
    Adjustments to reconcile net income to net cash
      from operating activities
        Depreciation                                                                  64,723             61,593             57,443
        Net premium amortization and discount accretion on securities                 68,504            323,677            218,911
        Provision for loan losses                                                                         4,000             12,000
        Increase/(decrease) in cash from change in assets
          and liabilities:
            Interest receivable                                                      (75,734)           (31,058)             2,171
            Other assets and other real estate                                        57,273            (25,799)            14,584
            Interest payable                                                           6,968              5,916             (3,693)
            Other liabilities                                                        (90,200)            18,985            (42,412)
                                                                             ----------------   ----------------   ----------------
                Net cash from operating activities                                   460,377            827,387            678,523
                                                                             ----------------   ----------------   ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Securities available for sale:
        Purchases                                                                 (6,450,427)                           (1,997,513)
        Maturities                                                                 1,650,000          1,350,000          1,281,429
    Securities held to maturity:
        Purchases                                                                                      (195,246)
        Maturities                                                                   148,000            168,000            667,000
    Net increase in loans                                                           (253,022)        (2,296,758)        (3,155,141)
    Purchases of property and equipment, net                                         (78,833)           (29,129)           (27,874)
                                                                             ----------------   ----------------   ----------------
                Net cash from investing activities                                (4,984,282)        (1,003,133)        (3,232,099)
                                                                             ----------------   ----------------   ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase in deposit accounts                                               4,729,443          1,927,736          1,992,730
    Dividends paid                                                                  (140,625)          (140,625)          (125,000)
                                                                             ----------------   ----------------   ----------------
                Net cash from financing activities                                 4,588,818          1,787,111          1,867,730
                                                                             ----------------   ----------------   ----------------

NET INCREASE/(DECREASE) IN CASH AND
  CASH EQUIVALENTS                                                                    64,913          1,611,365           (685,846)
CASH AND CASH EQUIVALENTS AT:
  BEGINNING OF YEAR                                                                5,846,122          4,234,757          4,920,603
                                                                             ----------------   ----------------   ----------------
  END OF YEAR                                                                    $ 5,911,035        $ 5,846,122        $ 4,234,757
                                                                             ================   ================   ================

SUPPLEMENTAL CASH FLOW INFORMATION
    Cash paid during the period for:
    Interest                                                                     $ 1,511,811        $ 1,241,400        $ 1,193,143
    Federal income tax                                                               250,744            187,744            241,169


    Non cash investing activities:
    Transfer from securities held to maturity to available for sale                                                    $ 2,294,050

                             See accompanying notes

HURON NATIONAL BANCORP, INC.



                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

     NATURE OF OPERATIONS ~ The consolidated financial statements include the accounts of Huron National Bancorp, Inc. (the "Company") and its wholly-owned subsidiary, Huron National Bank (the "Bank"). All material intercompany balances and transactions are eliminated in consolidation.

     The Company is engaged in the business of commercial and retail banking, with operations conducted through its office located in Rogers City, Michigan. The surrounding communities are the source of substantially all of the Company's deposit and loan activities. The majority of the Company's income is derived from commercial and retail lending activites. Primarily all installment and residential loans are secured by real and personal property. Approximately 90% of commercial loans are secured by real estate.

     USE OF ESTIMATES ~ To prepare the consolidated financial statements in conformity with accounting principles generally accepted in the United States, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses and the fair value of financial instruments are particularly subject to change.

     SECURITIES ~ Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported net of tax, as a component of other comprehensive income. Securities are classified as trading when held for short term periods in anticipation of market gains, and are carried at fair value. Securities are written down to fair value when a decline in fair value is not temporary.

As of July 1, 1999, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires all derivative instruments to be recorded at fair values. The Company's early adoption of this standard had no effect on the financial statements other than the reclassifications of securities described below. As permitted by SFAS No. 133, upon adoption of the standards, the Company transferred securities from the held to maturity portfolio to the available for sale portfolio. At the date of transfer, these securities had a carrying amount of $2,294,050.

Gains and losses on sales are determined using the amortized cost of the specific security sold. Interest income includes amortization of purchase premiums and discounts.

     LOANS ~ Loans are reported at the principal balance outstanding, net of deferred loan fees and costs, the allowance for loan losses, and charge-offs, net of recoveries. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

     ALLOWANCE FOR LOAN LOSSES ~ Because some loans may not be repaid in full, an allowance for loan losses is recorded. Increases to the allowance are recorded by a provision for loan losses charged to expense. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, the whole allowance is available for any charge-offs that occur. A loan is charged-off against the allowance by management as a loss when deemed uncollectible, although collection efforts may continue and future recoveries may occur.

Loans are considered impaired if full principal or interest payments are not anticipated. Impaired loans are carried at the present value of expected cash flows discounted at the loan's effective interest rate or at the fair value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses may be allocated to impaired loans.

Smaller-balance homogeneous loans are evaluated for impairment in total. Such loans include residential first mortgage loans secured by one-to-four family residences, residential construction loans, and automobile, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When analysis of borrower operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, the loan is evaluated for impairment. Often this is associated with a delay or shortfall in payments of 60 days or more. Loans are generally moved to nonaccrual status when 90 days or more past due. These loans are often also considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectable. This typically occurs when the loan is 120 days or more past due.

     BANK PREMISES AND EQUIPMENT ~ Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using both straight-line and accelerated methods over their estimated useful lives. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur, and major improvements are capitalized. These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable.

     OTHER REAL ESTATE ~ Real estate acquired in settlement of loans is initially reported at estimated fair value at acquisition. After acquisition, a valuation allowance reduces the reported amount to the lower of the initial amount or market value. Expenses, gains and losses on disposition, and changes in the valuation allowance are reported in net loss on other real estate.

     INCOME TAXES ~ Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

     STATEMENT OF CASH FLOWS ~ Cash and cash equivalents is defined to include cash on hand, demand deposits in other institutions and federal funds sold. Federal funds are generally sold for one day periods. The Company reports customer loan transactions and deposit transactions on a net cash flow basis.

     EARNINGS PER SHARE ~ Basic earnings per share is computed using the weighted average number of shares outstanding. The number of shares used in the computation of basic earnings per share was 62,500 for all years presented. The Bank did not have any dilutive shares during the years ended December 31, 2001, 2000, or 1999.

     SEGMENTS ~ Huron National Bancorp, Inc. and its subsidiary, Huron National Bank, provide a broad range of financial services to individuals and companies in northern Michigan. These services include demand, time and savings deposits; lending; ATM processing; and cash management. While the Company's chief decision makers monitor the revenue streams of the various Company products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's banking operations are considered by management to be aggregated in one reportable operating segment.

     COMPREHENSIVE INCOME ~ Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, net of taxes, which is recognized as a separate component of equity.

     RECLASSIFICATIONS ~ Some items in prior financial statements have been reclassified to conform with the current presentation.

NOTE 2 - CASH AND DUE FROM BANKS

     As of December 31, 2001, the Bank was required to maintain cash balances with the Federal Reserve Bank in the amount of $75,000. These balances do not earn interest.

NOTE 3 - SECURITIES

The fair value and carrying amount, if different, for securities, the gains and losses included in accumulated other comprehensive loss for securities available for sale and the unrecognized gains and losses for securities held to maturity, at December 31 were as follows:

                 2001
              Securities Available for Sale:                Fair Value           Gains             Losses
              ------------------------------                ----------           -----             ------
                    U.S. Agency                            $ 3,737,013          $ 21,583           $     -
                    Mortgage-backed                            269,984             4,735
                    Corporate                                1,404,431            30,837
                    State and Municipal                      2,598,935             3,284
                                                           -----------          --------           -------
                                                           $ 8,010,363          $ 60,439           $     -
                                                           ===========          ========           =======
                                                                                                                    Carrying
              Securities Held to Maturity:                  Fair Value           Gains             Losses            Amount
              ----------------------------                  ----------           -----             ------            ------
                    State and Municipal                      $ 372,643          $ 10,635                           $ 362,008
                                                            ----------          --------           -------         ---------
                                                             $ 372,643          $ 10,635           $     -         $ 362,008
                                                            ==========          ========           =======         =========

                 2000
              Securities Available for Sale:                Fair Value           Gains             Losses
              ------------------------------                ----------           -----             ------
                    U.S. Treasury                            $ 299,156           $     -            $ (501)
                    U.S. Agency                              1,367,536                              (2,737)
                    Mortgage-backed                            357,541                              (8,182)
                    State and Municipal                      1,182,794             2,392
                                                           -----------          --------         ---------
                                                           $ 3,207,027           $ 2,392         $ (11,420)
                                                           ===========          ========         =========

                                                                                                                    Carrying
              Securities Held To Maturity:                  Fair Value           Gains             Losses            Amount
              ----------------------------                  ----------           -----             ------            ------
                    State and Municipal                      $ 522,800          $ 10,845           $     -         $ 511,956
                                                            ----------          --------           -------         ---------
                                                             $ 522,800          $ 10,845           $     -         $ 511,956
                                                            ==========          ========           =======         =========

There were no sales of securities during 2001, 2000 or 1999.

The carrying amount and estimated fair value of securities at December 31, 2001, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                       Available for Sale                            Held to Maturity
                                                                                                                   Carrying
                                                             Fair Value                         Fair Value          Amount
                                                             ----------                         ----------          -------
              Due in one year or less                        $ 427,384                            $ 78,822          $ 78,251
              Due after one year through five years          5,808,692                             194,853           188,757
              Due after five years through ten years         1,504,303                              98,968            95,000
                                                           -----------                          ----------        ----------
                   Subtotal                                  7,740,379                             372,643           362,008
              Mortgage-backed                                  269,984
                                                           -----------                          ----------        ----------
                        Totals                             $ 8,010,363                           $ 372,643         $ 362,008
                                                           ===========                          ==========        ==========

A Security available for sale with a fair value of $299,657 at December 31, 2000 was pledged to secure public deposits and for other purposes required or permitted by law.

NOTE 4 - LOANS

Loans consist of the following at December 31:

                                                                             2001              2000
                                                                             ----              ----
                                Commercial                               $ 4,165,433       $ 3,826,480
                                Real estate                               16,022,222        16,640,600
                                Installment                                9,025,164         8,512,162
                                                                     ----------------  ----------------
                                          Total loans                    $29,212,819       $28,979,242
                                                                     ================  ================

Certain directors and executive officers of the Company, including associates of such persons, were also loan customers. The following is a summary of the balance and activity of loans to such parties.

                                                                                               2001
                                                                                               ----
                                      Balance - January 1                                    $ 356,897
                                           New loans                                           371,662
                                           Repayments                                         (392,127)
                                                                                       ----------------
                                      Balance - December 31                                  $ 336,432
                                                                                       ================

NOTE 5 -  ALLOWANCE FOR LOAN LOSSES

An analysis of changes in the allowance for loan losses follows:

                                                                             2001              2000              1999
                                                                             ----              ----              ----
                    Balance at beginning of year                           $ 164,618         $ 181,951         $ 179,247
                    Additions (deductions)
                         Provision for loan losses                                               4,000            12,000
                         Recoveries credited to allowance                      3,954            16,937             4,155
                         Loans charged-off                                   (23,399)          (38,270)          (13,451)
                                                                     ----------------  ----------------  ----------------
                    Balance at end of year                                 $ 145,173         $ 164,618         $ 181,951
                                                                     ================  ================  ================

During the years 2001 and 2000, the balance of impaired loans was considered to be immaterial.

NOTE 6 - BANK PREMISES AND EQUIPMENT - NET

Bank premises and equipment consist of the following at December 31:

                                                                                         Accumulated          Carrying
                    2001                                                  Cost           Depreciation          Amount
                    ----                                                  ----           ------------         --------
                    Land                                                    $ 60,000               $ -          $ 60,000
                    Bank building and improvements                           487,002          (254,658)          232,344
                    Furniture and equipment                                  531,880          (400,252)          131,628
                                                                     ----------------  ----------------  ----------------
                         Total                                           $ 1,078,882        $ (654,910)        $ 423,972
                                                                     ================  ================  ================

                    2000
                    ----
                    Land                                                    $ 60,000               $ -          $ 60,000
                    Bank building and improvements                           487,002          (240,194)          246,808
                    Furniture and equipment                                  472,997          (369,943)          103,054
                                                                     ----------------  ----------------  ----------------
                         Total                                           $ 1,019,999        $ (610,137)        $ 409,862
                                                                     ================  ================  ================

Provision for depreciation of $64,723, $61,593, and $57,443, were included in non-interest expense in 2001, 2000 and 1999.

NOTE 7 - DEPOSITS

The Bank had approximately $3,478,000 and $2,946,000 in time deposits issued in denominations of $100,000 or more as of December 31, 2001 and 2000. Interest expense on time deposits issued in denominations of $100,000 or more was approximately $147,000, $148,000, and $95,000 in 2001, 2000 and 1999.

At year-end 2001, stated maturities of time deposits were:

                                                     2002                $ 16,382,929
                                                     2003                   2,466,474
                                                     2004                     999,342
                                                     2005                   2,652,133
                                                     2006                   1,897,081
                                                                   -------------------
                                                                         $ 24,397,959
                                                                   ===================

Related party deposits totaled $697,756 and $496,506 at year-end 2001 and 2000.

NOTE 8 - INCOME TAX

The provision for federal income tax for the years ended December 31 consists of the following:

                                                                             2001                2000             1999
                                                                             ----                ----             ----
                Current expense                                             $ 174,964          $ 219,636       $ 180,187
                Deferred expense                                               14,544              4,813           9,306
                                                                   -------------------  -----------------  --------------
                     Provision for income tax                               $ 189,508          $ 224,449        $189,493
                                                                   ===================  =================  ==============

Included in other liabilities are deferred tax balances arising from the following items:

                                                                                                  December 31,
                            Deferred tax assets:                                              2001             2000
                                                                                              ----             ----
                               Allowance for loan losses                                        $ 27,461        $ 34,073
                               Unrealized loss on securities available for sale                        0           3,070
                               Other                                                               2,458             476
                                                                                        -----------------  --------------
                                                                                                  29,919          37,619

                            Deferred tax liabilities:
                               Effects of preparing tax return on a cash basis                 $ (85,067)      $ (69,811)
                               Property and equipment                                            (87,366)        (92,876)
                               Unrealized gain on securities available for sale                  (20,548)              0
                               Other                                                              (2,784)         (2,616)
                                                                                        -----------------  --------------
                                                                                                (195,765)       (165,303)
                                                                                        -----------------  --------------

                                      Net deferred tax liability                              $ (165,846)      $(127,684)
                                                                                        =================  ==============

The difference between the financial statement tax expense and amounts computed by applying the statutory federal tax rate of 34% to pretax income is reconciled as follows:

                                                                                        2001            2000            1999
                                                                                        ----            ----            ----
                          Statutory rate applied to income before taxes               $ 210,239       $ 236,137       $ 207,064

                          Add (deduct)
                             Tax-exempt interest income                                 (19,635)        (15,879)        (21,495)
                             Other                                                       (1,096)          4,191           3,924
                                                                                  --------------  --------------  --------------

                                    Provision for income tax                           $189,508       $ 224,449       $ 189,493
                                                                                  ==============  ==============  ==============

NOTE 9 - OTHER OPERATING EXPENSE

Other operating expenses for the years ended December 31 consist of the following:

                                                                                        2001            2000            1999
                                                                                        ----            ----            ----
                          Office supplies                                              $ 25,793        $ 22,015        $ 27,793
                          Directors fees                                                 46,400          43,200          57,200
                          General insurance                                              27,464          23,805          19,065
                          ATM fees                                                       23,643          24,257          25,406
                          Other expense                                                 126,846         133,297         110,625
                                                                                  --------------  --------------  --------------
                                    Total other operating expenses                     $250,146       $ 246,574       $ 240,089
                                                                                  ==============  ==============  ==============

NOTE 10 - COMMITMENTS AND CONCENTRATIONS OF CREDIT RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include letters of credit and unused lines of credit. The Bank's exposure to credit loss in the event of nonperformance by the other parties to the financial instruments is presented by the contractual amount of those instruments. The Bank follows the same credit policy to make such financial instruments as is followed for those loans recorded in the financial statements.

As of December 31, the Bank had outstanding letters of credit, commitments to make loans and unused lines of credit as follows:

                                                                                         2001            2000
                                                                                         ----            ----
                                      Outstanding letters of credit                   $ 167,000       $ 167,000
                                      Commitments to make loans
                                         and unused lines of credit                     845,000       1,143,119

All commitments above are at fixed rates and carry rates of interest from 8% to 11% and generally expire within one year.


Since certain commitments to make loans and fund lines of credit expire without being used, the amount does not necessarily represent future cash commitments.

From time to time claims are made against the Company in the normal course of business. There were no material outstanding claims at December 31, 2001.

The Company's loan and deposit relationships are not concentrated in any particular industry, nor is there significant dependence on any one employer. Noninterest-bearing deposits and federal funds sold held by Bank One, amounted to $5,009,156 and $4,829,554 at December 31, 2001 and 2000.

NOTE 11 - DIVIDENDS

Guidelines with respect to maintenance of capital adopted by federal banking law limits the amount of cash dividends the Bank can pay to the Holding Company to the extent of net retained profits (as defined by the regulatory agencies) for the current and two preceding years, and is further limited by the requirement that the Bank maintain positive retained earnings. Under the most restrictive of the above regulations, in 2002 the Bank is limited to paying additional dividends of approximately $626,000 plus 2002 net income.

NOTE 12 - PENSION PLAN

The Bank has a Simplified Employee Pension (SEP) Plan that is a defined contribution plan. Employees become eligible to participate in the SEP Plan after two years of service in the immediately preceding five plan years and after attaining the age of 21. In each plan year the Bank may contribute to the SEP Plan the lesser of $30,000 or a percentage of each participant's compensation as reported on Form W-2. The contribution is determined annually by the Bank's Board of Directors. Also, participants may make contributions to the SEP Plan subject to certain requirements and limitations. In all cases, Bank and participant contributions may not exceed limitations established by the Internal Revenue Service. Expense recognized by the Bank in relation to the SEP Plan for the year ended December 31, 2001, 2000 and 1999 was $8,409, $8,002 and $7,106.

NOTE 13 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

Carrying amount is a reasonable estimate of fair value for cash and cash equivalents, Federal Reserve stock, accrued interest receivable and payable, demand deposits, savings accounts and money market deposits.

Fair value of other financial instruments is estimated as follows:

Fair values for securities are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

Fair value of fixed and variable rate loans is principally estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

The fair value of fixed-maturity certificates of deposit is estimated by discounting cash flows using the rates currently offered for deposits of similar remaining maturities.

The fair value of commitments is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The fair value of commitments to extend credit and standby letters of credit were immaterial at the reporting dates presented.

The carrying amounts and fair values of the Company's financial instruments (in thousands) are as follows as of year-end.

                                                              2001                        2000
                                                     Carrying       Fair         Carrying        Fair
                                                      Amount       Value          Amount         Value
                                                      ------       -----          ------         -----
              Financial assets
                   Cash and cash equivalents          $ 5,911      $ 5,911        $ 5,846        $ 5,846
                   Securities                           8,372        8,383          3,719          3,730
                   Loans, net                          29,068       28,959         28,815         28,688
                   Federal Reserve stock                   38           38             38             38
                   Accrued interest receivable            372          372            296            296

              Financial liabilities
                   Deposits                          $(40,105)    $(41,287)      $(35,375)     $ (34,764)
                   Accrued interest payable               (83)         (83)           (76)           (76)

NOTE 14 - REGULATORY MATTERS

The Company and Bank are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weighting, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required.

At year end, the Bank's actual capital levels (dollars in millions) and minimum required levels were:

                                                                                       Minimum Required To
                                                                 Minimum Required      Be Well Capitalized
                                                                     For Capital     Under Prompt Corrective
                                                   Actual         Adequacy Purposes     Action Regulations
                                                   ------         -----------------     ------------------
2001                                         Amount     Ratio     Amount      Ratio     Amount      Ratio
----                                         ------     -----     ------      -----     -------     -----
Total capital (to risk weighted assets)      $ 4.0      13.9%     $  2.3      8.0%      $   2.9     10.0%
Tier 1 capital (to risk weighted assets)       3.9      13.4%        1.1      4.0%          1.7      6.0%
Tier 1 capital (to average assets)             3.9       8.8%        1.7      4.0%          2.2      5.0%

2000
----
Total capital (to risk weighted assets)      $ 3.7      14.6%     $  2.1      8.0%      $   2.6     10.0%
Tier 1 capital (to risk weighted assets)       3.6      13.9%        1.0      4.0%          1.5      6.0%
Tier 1 capital (to average assets)             3.6       9.4%        1.5      4.0%          1.9      5.0%

The Bank at year end 2001 and 2000 was categorized as well capitalized.

CONDENSED FINANCIAL INFORMATION

Presented below are condensed financial statements for the parent company:

          CONDENSED BALANCE SHEETS
                                                                                                              December 31,
          ASSETS                                                                                         2001             2000
                                                                                                         ----             ----
               Cash and cash equivalents                                                            $     4,035      $     1,373
               Investment in Huron National Bank                                                      3,889,335        3,557,932
                                                                                                    -----------      -----------
                    Total assets                                                                    $ 3,893,370      $ 3,559,305
                                                                                                    ===========      ===========
          LIABILITIES                                                                               $         -      $         -

          SHAREHOLDERS' EQUITY                                                                      $ 3,893,370      $ 3,559,305
                                                                                                    -----------      -----------
                    Total liabilities and shareholders' equity                                      $ 3,893,370      $ 3,559,305
                                                                                                    ===========      ===========

NOTE 15 - HURON NATIONAL BANCORP, INC. (PARENT COMPANY ONLY)


                                            CONDENSED STATEMENTS OF INCOME
                                                                                Years Ended December 31,
                                                                            2001          2000           1999
                                                                            ----          ----           ----
         Operating Income
              Dividends from Huron National Bank                         $ 155,625     $ 150,625      $ 135,000

         Operating Expenses
              Other expenses                                                12,338        11,240          8,759
                                                                      -------------  ------------  -------------

         Income before equity in undistributed
            net income of subsidiary                                       143,287       139,385        126,241

         Equity in undistributed net income of subsidiary                  285,556       330,688        293,278
                                                                      -------------  ------------  -------------

         Net Income                                                      $ 428,843     $ 470,073      $ 419,519
                                                                      =============  ============  =============

                                          CONDENSED STATEMENTS OF CASH FLOWS
                                                                              Years Ended December 31,
                                                                            2001          2000           1999
                                                                            ----          ----           ----
         Cash Flows from Operating Activities
              Net income                                                 $ 428,843     $ 470,073      $ 419,519
              Adjustments to reconcile net income to
                 cash from operating activities:
              Equity in undistributed net income
                 of subsidiary                                            (285,556)     (330,688)      (293,278)
                                                                      -------------  ------------  -------------

         Net cash from operating activities                                143,287       139,385        126,241
                                                                      -------------  ------------  -------------

         Cash Flows from Financing Activities
              Dividends paid                                              (140,625)     (140,625)      (112,500)
                                                                      -------------  ------------  -------------
              Net Cash from Financing Activities                          (140,625)     (140,625)      (112,500)
                                                                      -------------  ------------  -------------

         Net Change in Cash and Cash Equivalents                             2,662        (1,240)         1,241
         Cash and Cash Equivalents at:
              Beginning of the period                                        1,373         2,613          1,372
                                                                      -------------  ------------  -------------

              End of the period                                            $ 4,035       $ 1,373        $ 2,613
                                                                      =============  ============  =============

NOTE 16 - QUARTERLY FINANCIAL DATA (UNAUDITED)

                                               Interest     Net Interest    Net           Earnings
               2001                             Income        Income       Income        Per Share
               ----                             ------        ------       ------        ---------
                    First quarter             $ 760,846     $ 395,053     $127,444        $ 2.04
                    Second quarter              762,475       381,246      109,548          1.75
                    Third quarter               762,965       374,758      104,782          1.68
                    Fourth quarter              740,474       356,924       87,069          1.39

               2000
               ----
                    First quarter             $ 676,154     $ 368,371     $111,996        $ 1.79
                    Second quarter              680,358       375,259      112,706          1.80
                    Third quarter               698,568       395,561      122,852          1.97
                    Fourth quarter              742,239       410,812      122,519          1.96

In the first quarter of 2001, higher volumes of loan rates on these loans existed compared to the loan volume and rates in later quarters. The decrease in fourth quarter net income in 2001 was due to the decrease in interest rates on earning assets versus interest paid on deposits.